Exhibit 4.5

THIS AMENDMENT TO SHAREHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of February 28, 2014, by and among:

(1)    Jumei International Holding Limited, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands with its registered address at P.O. Box 613, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands (the “Company”);

(2)    K2 Partners L.P., Sequoia Capital China II L.P., Sequoia Capital China Partners Fund II, L.P., Sequoia Capital China Principals Fund II, L.P. and Ventech China II Sicar (the “Required Investors);

(3)    Ou Chen, Yusen Dai, Super ROI Global Holding Limited and Pinnacle High-Tech Limited (the “Required Ordinary Share Holders);

(4)    Think Big Global Limited (registered number 506441), a BVI business company limited by shares incorporated in the British Virgin Islands (“TBG”);

(5)    Goldlux Management Limited, a BVI business company limited by shares incorporated in the British Virgin Islands with its registered office address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“GML”); and

(6)    Equity Advantage Limited, a BVI business company (registered number 506441) with its registered office address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“EAL” and, together with TBG, GML, the “New Investors”).

Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Agreement (defined below).

RECITALS

A.     On November 18, 2011, the Company entered into a Shareholders Agreement (the “Agreement”) by and among the Company, the Required Ordinary Shareholders, Required Investors, and certain other parties thereto. The Required Investors hold at least a majority of the outstanding Preferred B Shares and a majority of all outstanding preferred shares of the Company, and the Required Ordinary Shareholders hold at least a majority of the Ordinary Shares held by the Ordinary Shareholders.

B.    On February 28, 2014, (i) GML and EAL acquired from K2 Partners L.P. (“K2”) in aggregate 625,851 Ordinary Shares (the “Transferred K2 Shares”), which were issued to K2 upon conversion of 625,851 of its Series A-1 Preferred Shares (the “K2 Transfer”), and (ii) EAL acquired all outstanding shares of and interest in TBG, a record holder of 4,380,957 Ordinary Shares of the Company, and, as a result, all beneficial ownership of the 4,380,957 Ordinary Shares (the “Transferred Ordinary Shares” and, together with the Transferred K2 Shares, the “New Investor Shares” ) (the “Ordinary Share Transfer” and, together with the K2 Transfer, the “New Investor Transfers”).

C.    In lieu of execution of assumption agreements by the New Investors in connection with the New Investor Transfers, and to clarify the rights and obligations of the New Investors under the Agreement in connection with the New Investor Transfers, the Company, the Required Investors and the Required Ordinary Share Holders desire to amend the Agreement, in accordance with Section 8 thereof, as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.	Information Rights, Inspection Rights and Board Representation. The New Investors, together with their permitted assigns (including, without limitation, any Permitted Transferees), shall be deemed “Investors” for the purposes of Sections 2.1 and 2.2 of the Agreement so long as they hold any of the New Investor Shares.

2.	Registration Rights. The New Investors, together with their permitted assigns (including, without limitation, any Permitted Transferees), shall be deemed “Investors” and “Holders” for the purposes of Section 3.1 through 3.12 and Section 3.14 only of Section 3 of the Agreement so long as they holds any of the New Investor Shares, which shall be deemed “Registrable Securities” thereunder.

3.	Right of Participation. The New Investors, together with their permitted assigns (including, without limitation, any Permitted Transferees), shall be deemed “Investors,” for the purposes of Sections 4.1 through 4.6 of the Agreement, and their Pro Rata Share shall be calculated based on the total number of New Investor Shares held by them.

4.	Transfer Restrictions.

a.	Regardless of TBG’s status as GML’s and EAL’s Affiliate and holdings of the Transferred Ordinary Shares, each of GML and EAL shall be deemed an “Investor” and a “Series A Investor,” receiving rights in accordance with Section 5.1(b) of the Agreement, for the purposes of Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6(c), 5.7 and 5.8 only of Section 5 of the Agreement, provided that its respective pro rata rights shall be calculated solely based on the Transferred K2 Shares then held by it. Further, to the extent GML or EAL transfers any of Transferred K2 Shares to TBG, or any other of its or their respective Affiliates in accordance with Section 5.5 of the Agreement, such permitted transferees will be deemed “Investors” and “Series A Investors” for the purposes of the above-referenced sections of the Agreement solely with respect to any Transferred K2 Shares held by them.

b.	Regardless of GML’s and EAL’s status as TBG’s Affiliates and holdings of the Transferred K2 Shares, TBG shall be deemed an “Founder Vehicle,” receiving rights in accordance with Section 5.1(c) of the Agreement, for the purposes of Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6(c),5.7 and 5.8 of the Agreement, provided that its pro rata rights shall be calculated solely based on the Transferred Ordinary Shares then held by it. Further, to the extent TBG transfers any of Transferred Ordinary Shares to GML, EAL, or any other of its or their respective Affiliates in accordance with Section 5.5 of the Agreement, such permitted transferees will be deemed “Founders Vehicles” for the purposes of the above-referenced sections of the Agreement solely with respect to any Transferred Ordinary Shares held by them.

c.	The Permitted Transferees of each of GML, TBG and EAL include, without limitation, each of such entities, as well as Dickson Poon. The transfer restrictions and requirements provided in Section 5 of the Agreement (except for Section 5.8) shall not apply to any sale or transfer of any Shares by any of GML, TBG or EAL to any of their respective Affiliates or any director, office or partner of such Affiliates, provided that each such assignee or transferee agrees in writing to be bound by the Agreement, as amended by this Amendment, and such assignee or transferee shall have each of the rights and obligations of GML, TBG or EAL, respectively, as provided for in this Amendment, which rights and obligations shall inure to such assignee or transferee in accordance with the last sentence of Section 4(a) or 4(b) of this Amendment, as applicable, without the necessity of further amending the definitions in this Amendment or the Agreement or the schedules attached to the Agreement.

5.	Permitted Disclosures. The New Investors shall each be deemed “Investors” for the purposes of Section 7.3 and parties to Sections 7.5 and 7.6.

6.	Market Stand-off. GML and EAL shall each be deemed “Series A-1 Investor” and TBG shall be deemed “Founder Vehicle” for the purpose of Section 3.13.

7.	Other Terms. Except as set forth in Sections 1 through 5 above, each of the New Investors shall be deemed a “Shareholder” and a holder of Ordinary Shares under the Agreement, and, for the avoidance of doubt, except as provided in Section 4(b) and Section 6 hereof, none of the New Investors or any of their Affiliates shall be deemed a “Founder Vehicle” or a “Founder” under the Agreement, including, without limitation, Section 9 thereunder.

8.	Accession to the Agreement. By execution and delivery of this Amendment, the New Investors shall each be deemed to have acceded to, and become a party to, the Agreement in accordance with Section 5.8 thereof and the terms of this Amendment, without the necessity of executing any additional deeds of accession by them or amending the schedules attached to the Agreement (to reflect the modifications to certain defined terms as provided in this Amendment or otherwise). Each existing Shareholder and the Company shall be entitled to enforce the Agreement against the New Investors, and the New Investors shall be entitled to all rights and benefits set forth in this Amendment as if the New Investors had been original parties to the Agreement.

9.	Amendment of the Agreement. The rights, restrictions and obligations of the New Investors under this Amendment and the Agreement shall not be affected by any amendment or modification to the Agreement without the written consent of such New Investors.

10.	Waiver. By execution of this Amendment by the Company, the Required Investors and the Required Ordinary Shareholders, the parties to the Agreement shall be deemed to have waived all applicable rights of first refusal, co-sale rights and restrictions on transfer with respect to the acquisition of the Transferred Ordinary Shares by TBG and the New Investor Transfers.

11.	General Provisions.

a.	Entire Agreement. This Amendment, the Agreement, the Series B Purchase Agreement and any other Transaction Document, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

b.	Governing Law. This Amendment shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

c.	Severability. If any provision of this Amendment is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Amendment, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Amendment.

d.	Interpretation; Captions. In this Amendment, except as the context may otherwise require, all words and expressions defined in the Agreement shall have the same meanings when used herein. This Amendment shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Amendment. The captions to sections of this Amendment have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Amendment.

e.	No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Amendment against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Amendment was prepared by or at the request of any party or its counsel.

f.	Further Assurances. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Amendment. The Company, the Founder Vehicles and the Founders agree to use their best efforts to ensure that the rights granted under this Amendment are effective and that the New Investors enjoy the benefits thereof. The Company, the Founder Vehicles and the Founders will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed by the Company, the Founder Vehicles and the Founders, but will at all times in good faith assist in the carrying out of all the provisions of this Amendment and in the taking of all such actions as may be necessary or reasonably requested by a New Investor in order to protect the rights of a New Investor hereunder against impairment.

g.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS whereof the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

THE COMPANY

JUMEI INTERNATIONAL HOLDING LIMITED

/s/ Ou Chen
By: Ou Chen
Title:

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS whereof the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

FOUNDERS

/s/ Ou Chen
By: Ou Chen

/s/ Yusen Dai
By: Yusen Dai

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS whereof the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

FOUNDER VEHICLES

SUPER ROI GLOBAL HOLDING LIMITED

/s/ Ou Chen
Name: Ou Chen
Title: Director

PINNACLE HIGH-TECH LIMITED

/s/ Yusen Dai
Name: Yusen Dai
Title: Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS whereof the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

SERIES A-1 INVESTORS

K2 PARTNERS L.P.

/s/ Authorized Signatory
By:
Title:

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS whereof the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

SERIES A-2 INVESTORS

SEQUOIA CAPITAL CHINA II L.P.

/s/ Authorized Signatory
By:
Title:

SEQUOIA CAPITAL CHINA PARTNERS FUND II, L.P.

/s/ Authorized Signatory
By:
Title:

SEQUOIA CAPITAL CHINA PRINCIPALS FUND II, L.P.

/s/ Authorized Signatory
By:
Title:

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS whereof the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

SERIES A-2 INVESTORS

K2 PARTNERS L.P.

/s/ Authorized Signatory
By:
Title:

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS whereof the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

SERIES B INVESTORS

VENTECH CHINA II SICAR

/s/ Guo Jia
By: Guo Jia
Title: Managing Partner

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS whereof the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

THINK BIG GLOBAL LIMITED

/s/ LAM Man Tung
By: LAM Man Tung
Title: Director

Address for Notice:

4th Floor, East Ocean Centre,

98 Granville Road, Tsimshatsui East,

Kowloon

Hong Kong S.A.R.

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS whereof the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

GOLDLUX MANAGEMENT LIMITED

/s/ Raymond Lee
By: Raymond LEE
Title: Director

Address for Notice:

4th Floor, East Ocean Centre,

98 Granville Road, Tsimshatsui East,

Kowloon

Hong Kong S.A.R.

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS whereof the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

EQUITY ADVANTAGE LIMITED

/s/ LAM Man Tung
By: LAM Man Tung
Title: Director

Address for Notice:

4th Floor, East Ocean Centre,

98 Granville Road, Tsimshatsui East,

Kowloon

Hong Kong S.A.R.

[Signature Page to Amendment to Shareholders Agreement]